Exhibit 10.5

                   Xanadu Normans Wines Distribution Agreement

THIS AGREEMENT is made on the 24th day of June 2003.

BETWEEN

XANADU WINES LIMITED (ABN 59 086 435 136) of 16 Ord Street, West Perth, Western Australia ("Xanadu")

AND

DRINKS AMERICAS, INC. of Suite 163, 372 Danbury Road, Wilton, CT 06897, USA ("Importer")

THE PARTIES COVENANT AND AGREE:

1. OPERATIVE PART

         1.1 Interpretation
         In this Agreement, unless the context requires otherwise:

         Agreement means this deed as amended or supplemented from time to time;

         Commencement Date means the 15th day of July 2003;

         Competing Producer means an Australian wine producer that can reasonably be considered to be competitive with Xanadu having regard to its overall image, recognition, reputation, sales volume, product range or other similarities;

         Competing Product means an Australian wine product that can reasonably be considered to be competitive with the Products taking into account each or any of the following criteria in relation to the wine:

                  (a) the normal wholesale selling price;
                  (b) quality;
                  (c) grape varieties or wine style;
                  (d) image and profile;
                  (e) labeling, get-up or packaging;
                  (f) the brand or product name or producer name; and
                  (g) any other similarities;
                  but "Competing Product" does not include:
                  (h) any wine product from any producer for which the Importer is Importer and/or wholesaler at the date of this Agreement;
                  (i) any wine product from any producer which is sold or distributed at any time or from time to time by the Importer on behalf of an independent commission agent;

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                  (j) any Australian wine product which does not compete with the Products taking into account the criteria numbered (a) to
                  (g) in this definition;

Confidential Information means any knowledge or information, which the Parties now have or may acquire in the future concerning:

                  (a) this Agreement; or
                  (b) the policy, processes, operations, affairs, or activities of either party including but not limited to trade secrets, drawings, know how, techniques, instructions, business and marketing plans, records of any type, accounts arrangements, customer information and lists, concepts and formulae; and
                  (c) the intellectual property of either party (whether by ownership or license), including but not limited to patents, trademarks, logos, copyrights, processes, confidential information and know how, registered and non-registered designs, models, computer programs and software, computer source codes, operation manuals, drawings, equipment, advertising and promotional materials;
                  whether such information:
                  (d) is disclosed in writing, orally or by any other means by a party or by any person on that party's behalf to the other party; or
                  (e) comes to the knowledge of a party as a result either indirectly or directly of that party's association with the other party;

Force Majeure means any war, riot, terrorism, civil commotion, labor disputes or strikes, airport closure, lockouts, inability to obtain labor or materials, fire, other acts of God, accidents, government restrictions or appropriations, or other causes of a like nature which are beyond the control of a party;

Further Term means each further term of ONE (1) year commencing at the expiration of the immediately preceding Term;

Import Price means the price charged by the Importer when selling to a Wholesaler;

Incoterms 2000 means the English text of the International Commercial Terms coming into force as of 1 January 2000 published by the International Chamber of Commerce;

Laid in Cost means the Net Price plus ocean freight, U.S. Federal duties and taxes, inland freight from wharf to warehouse, including a warehouse "in" fee but excluding any other warehouse monthly or "out" fees;

Marketing Fund means the advertising and promotional fund established by the Importer under clause 4.2;

Marketing Plan means the marketing plan developed by the Importer and Xanadu each year during the Term pursuant to clause 4.2;

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Minimum Sales means the minimum annual sales for each Product agreed between
Xanadu and the Importer from time to time pursuant to Clause 4.3 except that until varied, the minimum sales for each Product are those specified in Schedule 1;

Net Price means the net price for the Products determined by Xanadu from time to time, which unless expressly stated otherwise, shall be exclusive any tax, rate, charge or duty which may be incurred outside of Australia;

Payment Terms means a date no more than one hundred and twenty (120) days from the date of Bill of Lading for initial twelve (12) month period from the date of this agreement, and thereafter a date no more than ninety (90) days from the date of Bill of Lading;

Products means the Xanadu wines specified in Schedule 1, as amended by Xanadu from time to time;

Schedule means a schedule to this Agreement;

Term means a term of TWO (2) years commencing from the Commencement Date;

Territory means all the States and Territories of the United States of America; and

Wholesaler means any person appointed by the Importer as a distributor or sub-agent pursuant to Clause 5;

1.2 Interpretation

In this Agreement, except where the context otherwise requires:

                  (a) a reference to a statute includes a reference to each regulation made under that statute and each amendment to or re-enactment of either;
                  (b) if a party is two or more persons, the covenants and agreements on their part must be observed and performed by them jointly and each of them severally and may be enforced against any one or any two or more of them;
                  (c) if the day or last day for doing an act is not a business day, the day or last day for doing the act will be the next following business day; (d) except in the Schedule, headings do not affect the interpretation of this Agreement;
                  (e) a reference to a party includes the executors, administrators, personal representatives, successors, and assigns, of that party or if a party is two or more persons, those of each of them; and
                  (f) where the context permits, a reference to the Importer shall include a reference to a Wholesaler and the Importer shall be responsible for the observance and performance of those terms by the Wholesaler.

2. APPOINTMENT OF IMPORTER
         2.1 Appointment

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         On and from the Commencement Date, Xanadu appoints the Importer and the
         Importer accepts appointment as the sole and exclusive Importer of the Products in the Territory for the Term and on the terms and conditions of this Agreement.

         2.2 Exclusivity

                  (a) Xanadu must not during the Term assign, transfer or sell the rights to produce, sell, market or distribute the Products to another person.

                  (b) The Importer acknowledges and agrees that:

                           (i) Xanadu has agreed to enter into this Agreement because of the Importer's representation that the Importer will make at least the Minimum Sales each financial year; and

                           (ii) the Importer's ability to make at least the Minimum Sales each financial year is likely to be adversely affected if the Importer enters into a contract , arrangement or understanding with the Competing Producer or another person to sell or distribute a Competing Product.

                  (c) The Importer agrees that the Importer will not, during the Term, sell or distribute a Competing Product, or enter into any contract, arrangement or understanding with a Competing Producer or any other person to sell or distribute a Competing Product unless both parties mutually agree.

         2.3 Other Sales

         Nothing in this Agreement prevents Xanadu from selling the Products outside the Territory.

3. SUPPLY OF PRODUCTS

         3.1 Supply of Products

         Xanadu agrees to supply the Products to the Importer on the basis of FOB an Australian Port (Incoterms 2000) on an exclusive basis and in a timely manner following placement of an order by the Importer.

         3.2 Price and Payment Terms

                  (a) Xanadu will invoice the Importer for the Products supplied from time to time at the Net Price.

                  (b) The Net Price shall not include freight and insurance necessary to have the Product delivered pursuant to Clause 3.1.

                  (c) Xanadu may not vary the Net Price for a Product without a notice period of 90 days.

                  (d) The Importer must pay Xanadu the full amount of each invoice within the Payment Terms.

4. SALES AND MARKETING

         4.1 Determination of Import Price and Recommended Retail Price
         The Importer shall determine the Import Price and the Recommended Retail Price for the Products in consultation with Xanadu, on the basis of the Importer's knowledge of the market in which the Products will compete and the brand profile required by Xanadu.

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         4.2 Marketing

                  (a) The Importer shall establish the Marketing Fund for the Products, and apply the Marketing Fund in the manner set out in the Marketing Plan.

                  (b) In October each year during the Term, Xanadu and the Importer will meet to discuss and agree the Marketing Fund budget for the next year, and prepare a plan setting out the manner in which the Marketing Fund will be used to achieve maximum impact in the market.

                  (c) In each year during the Term the Importer shall apply the monies accumulated in the Marketing Fund in the manner determined by the Marketing Plan.

         4.3 Sales

                  (a) In October each year during the Term, Xanadu and the Importer will meet to discuss and agree the Minimum Sales budget for the next year.

                  (b) The Importer must use its Best Endeavors to make the Minimum Sales set for each year during the Term.

                  (c) If the Importer fails to make at least the Minimum Sales in any year, Xanadu may terminate this Agreement by giving the Importer six (6) months written notice.

                  (d) If Xanadu gives the Importer a notice of termination under paragraph (c) of this sub-clause, Xanadu shall not be liable to pay the Importer the monies payable under clause 6.2(d), unless the Importer satisfies Xanadu that its failure to make the Minimum Sales was due to factors outside the control of the Importer.

5. WHOLESALERS

                  (a) The Importer may appoint Wholesalers to distribute the Products during the Term.

                  (b) If the Importer appoints Wholesalers:

                           (i) the Importer must be responsible for all of the actions and omissions of the Wholesalers as if they were the actions and omissions of the Importer; and

                           (ii) the Importer must be solely responsible for payments of the Net Price for any Products delivered to a Wholesaler, unless Xanadu invoices a Wholesaler directly.

6. RENEWAL OF TERM

         6.1 Automatic Renewal at end of Term

         Subject to:

                  (a)  Clause 6.2; and

                  (b) the Importer not being in default of its obligations under this Agreement; the Term shall automatically be renewed for a Further Term on the terms and conditions of this Agreement, without any further action from either parties.

         6.2 Party may terminate at end of Term

                  (a) without limited clause 6.2(b) a party may terminate this Agreement at the end of a Term by giving at least ONE (1) year's notice of termination to the other party.

                  (b) Xanadu may where:-

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                           (i) the major shareholding or controlling interest of
                           Xanadu is changed; or

                           (ii) the major assets of Xanadu are sold or the business is reconstructed such that it is no longer a wine producer; or

                           (iii) the major shareholding or controlling interest of the Importer is changed terminate this Agreement with sixty (60) days written notice.

                  (c) If a party serves a notice under clause 6.2(a), this Agreement will come to an end at the expiration of the Term, except where this Agreement comes to an end under clause 7.

                  (d) If Xanadu serves a notice under clause 6.2(a) or (b), Xanadu must pay the Importer a sum calculated using the following formula:

                  X=20% x DS

                  Where X is the amount payable by Xanadu to the Importer under this paragraph; and DS is the annual sales of the Products averaged over the 2 years immediately preceding the termination date.

                  (e) The parties may terminate this agreement at any time by mutual consent evidenced in writing.

7. DEFAULT AND TERMINATION

         7.1 Importer's default

         The Importer will be in default of this Agreement if any of the flowing events occur in respect of the Importer:

                  (a) a meeting is convened to place it in voluntary liquidation or to appoint an administrator;

                  (b) an application is made to a court for it to be wound up;

                  (c) the appointment of a controller under section 9 of the Corporations Act or other equivalent USA law of any of its assets;

                  (d) it proposes to enter into or enters into any form of arrangement with any of it creditors;

                  (e) it becomes an insolvent under administration;

                  (f) it ceases to carry on its business as a marketer and importer of wine and wine products;

                  (g) it ceases to hold the relevant wine import and distribution licenses; (h) it fails to have an organizational structure capable of supporting the Marketing Plan; or

                  (i) it breaches any of its obligations in the Agreement, which is incapable of remedy, or which it fails to remedy within 60 days of being given notice in writing to do so.

         7.2 Xanadu's rights on default

                  (a) On the occurrence of a default under clause 7.1, Xanadu may by written notice to the Importer terminate this Agreement with immediate effect.

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                  (b) notwithstanding any other provision of this Agreement, if
                  Xanadu gives a notice under clause 7.2(a), Xanadu shall not be liable to pay the Importer any monies payable under clause 6.2(d).

         7.3 Parties' common law rights preserved

         Nothing in this Agreement affects the parties' right to claim damages for breach of this Agreement by the other party.

         7.4 Importer's obligations on termination

         Upon termination of this Agreement:

                  (a) the Importer may meet existing orders from customers for the Products but must not accept any further orders;

                  (b) all orders submitted to Xanadu by the Importer that have not been filled shall be deemed to be cancelled;

                  (c) all Products in the possession of the Importer which have not been paid for in full shall immediately be returned to Xanadu;

                  (d) Xanadu shall re-purchase from the Importer at the Laid In Cost to the Importers warehouse any Products purchased and paid for by the Importer but not sold by the Importer; and

                  (e) the Importer shall immediately cease the use and circulation of all advertising and promotional or other material relating to the Products, and return such material to Xanadu or it's nominee.

8. COVENANTS AND WARRANTIES OF IMPORTER

         The Importer covenants and warrants to Xanadu as follows:

                  (a) the Importer will hold in full force and effect, all licenses or permits that are necessary to conduct its business as a Importer of wine in the Territory and to engage in the transactions contemplated by this Agreement;

                  (b) the Importer shall not alter the Products in any way whatsoever;

                  (c) the Importer acknowledges and agrees that upon Xanadu completing all of its obligations pursuant to clause 3.1 of the Agreement, all risk in the Products shall pass to the Importer;

                  (d) the Importer shall use its Best Endeavors to obtain orders for as much of each of the products as possible and to responsibly and diligently promote the Products; and

                  (e) the Importer shall take reasonable steps, including maintaining sufficient stock, to meet customer demand for the Products and ensure prompt delivery of the Products to customers.

9. IMPORTER'S INDEMNITY

         The Importer shall indemnify and keep indemnified, Xanadu:

                  (a) against any action, proceeding, liability, claim, demand or loss suffered by Xanadu in connection with the Importer's or any Wholesaler's distribution and promotion of the Products; and

                  (b) against any negligent act or omission on the part of the Importer or any Wholesaler or any breach by the Importer or a Wholesaler of this Agreement, except any actions, loss, damage, claim or liability caused or contributed to by the negligent act or omission of Xanadu, its employees or agents.

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10. XANADU'S INDEMNITY

         Xanadu shall indemnify and keep indemnified, the Importer against any action, proceeding, liability, claim, demand or loss suffered by the Importer in connection with any defect of the Products or any breach by Xanadu of this Agreement, except any actions, loss, damage, claim or liability caused or contributed to by the negligent act or omission of the Importer, any Wholesaler, or their employees or agents.

11. CONFIDENTIALITY

         Subject to any legal requirement, each party shall keep strictly confidential, the terms of this Agreement and all Confidential Information it obtains from the other party.

12. NO ASSIGNMENT

         The parties covenant and agree that the rights granted to each party pursuant to this Agreement cannot be assigned, mortgaged, pledged or encumbered in any way. A party shall not assign or otherwise deal with the whole or any part of its interest in this Agreement without the prior written consent of the other party.

13. DISPUTE RESOLUTION

                  (a) In the event of any dispute or difference arising between the parties, either party may give to the other party notice in writing of such dispute.

                  (b) If a party gives the other party notice of a dispute, at the expiration of seven (7) days from the date of receipt of such notice, the dispute shall be referred to a person with appropriate experience ("the Arbitrator"), as agreed to between the parties, or failing agreement, as determined by the Chief Executive Officer of the Australian Institute of Arbitrators and Mediators.

                  (c) The Arbitrator may call on any such evidence that he deems appropriate in order to reach his determination.

                  (d) The award made by the Arbitrator shall be final and binding on both parties, and neither party shall be entitled to commence or maintain any action in respect of the dispute until such matter has been so determined, and then only in relation to the amount of relief the Arbitrator finds either party is entitled to.

                  (e) The costs of arbitration shall be borne equally by both parties.

14. FORCE MAJEURE

         If either party becomes unable, wholly or in part, by an event of Force Majeure, to perform any of its obligations under this Agreement:

                  (a) that party shall give the other party prompt written notice of the Force Majeure and the probable extent to which it will be unable to perform, or be delayed in performing, its obligations; and

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                  (b) on giving the notice, the party will not be required to perform such obligation so far as it is affected by the Force Majeure during the continuance of the Force Majeure, provided that it shall use its best endeavors to overcome or remove the Force Majeure as quickly as possible (without being obliged to settle any labor dispute).

15. NOTICES

         15.1 Form and Address

         A notice, order, consent or other communication in connection with this Agreement must be in writing and may be signed by the relevant party or its solicitors or agents and may be:

                  (a) left at or posted to the address of the addressee set out in this Agreement or any other address notified to the sender as an address for the giving of notices; or

                  (b) sent by facsimile transmission to a facsimile number notified to the sender as an address for the giving of notices.

         15.2 Receipt

         Unless a later time is specified in it, a notice takes effect from the time it is taken to be received, which is:

                  (a) if left at the address of the addressee, the next business day after the date it is left;

                  (b) if posted, on the fifth business day after posting; and

                  (c) if sent by facsimile transmission, on the next business day after the facsimile is sent.

16.  SEVERANCE

         If any part of this Agreement or the application of that part to any person or circumstance is or becomes unenforceable, the other provisions of this Agreement are not affected and continue to be enforceable.

17. NO WAIVER

         A party's failure or delay to exercise a power or a right does not operate as a waiver of that power or right and the exercise of a power or a right does not preclude its future exercise or the exercise of any other power or right.

18. LEGAL RELATIONSHIP

         Nothing in this Agreement shall give rise to any relationship of agency, joint venture, partnership or trust between the parties.

19. GOVERNING LAW AND JURISDICTION

         This Agreement is governed by, and will be construed in accordance with, the laws of Western Australia, and the parties irrevocably submit to the exclusive jurisdiction of the courts of Western Australia in respect of all matters arising under, or in connection with, this Agreement.

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20. COSTS

         Each party shall bear its own costs in relation to the preparation, negotiation and execution of this Agreement and all things to be done under it, except where expressly stated otherwise.

21. EXCLUSION OF INTERNATIONAL CONVENTION ON THE SALE OF GOODS

         The United Nations Convention on Contracts for the International Sale of Goods concluded in Vienna, Austria on 11 April 1980 does not apply to this contract or to any individual contract of sale of the products concluded within the framework of this contract.

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SCHEDULE 1

                  Product                                     Minimum Sales
                                                                (Annual)
                                                             9 liter Cases

                  Normans Encounter Bay                          11,000

                  Normans Old Vine                                1,200

                  Normans Chais Clarendon                            50

                  TOTAL                                          12,250


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EXECUTED BY THE PARTIES AS A DEED

Zanadu Wines Limited

/s/ Andrew Moore
---------------------------------

/s/ Hugh Matthews
---------------------------------

Drinks Americas, Inc.

/s/ J. Patrick Kenny
---------------------------------

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